UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2018

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, InVivo Therapeutics Holdings Corp. (the “Company”) entered into an amendment to the existing employment agreement (the “Employment Agreement”) with Richard Toselli, M.D., the Company’s President and Chief Executive Officer (the “Amendment”). The Amendment provides for an increase in Dr. Toselli’s annual base salary from $435,000 to $480,000, clarifies  that Dr. Toselli’s existing annual bonus target of 50% of his base salary will be based on Dr. Toselli’s new base salary of $480,000 and provides for an additional bonus, in the amount of $360,000, less applicable taxes and withholdings (the “Additional Bonus”).  The Additional Bonus is payable in two installments in accordance with and subject to the following: 1) $120,000 on April 1, 2019, provided that Dr. Toselli is an active employee of the Company in his capacity as President and Chief Executive Officer through March 31, 2019 (the “First Payment”) and 2) $240,000 on July 1, 2019, provided that Dr. Toselli is an active employee of the Company in his capacity as President and Chief Executive Officer through June 30, 2019.  In the event Dr. Toselli’s employment is terminated either by the Company without Cause or by Dr. Toselli for Good Reason (each as defined the Employment Agreement), each prior to Dr. Toselli receiving either installment of the Additional Bonus, the Amendment provides that the Company will pay Dr. Toselli any remaining portion of the Additional Bonus on the payment date(s) set forth above, subject to Dr. Toselli executing and allowing to become effective a severance and release of claims agreement. If, following the First Payment but prior to July 1, 2019, Dr. Toselli resigns from employment without Good Reason or his employment is terminated for Cause, Dr. Toselli shall be required to forfeit and repay the gross portion of the First Payment within sixty (60) days after his employment termination.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein. Unless otherwise specified, capitalized terms used above without definition have the meanings set forth in the Employment Agreement or the Amendment.

Item 9.01           Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement, by and between InVivo Therapeutics Holdings Corp. and Richard Toselli, dated October 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: October 5, 2018	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer